UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6320 Quadrangle Drive, Suite 360, Chapel Hill, NC	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 26, 2017, we entered into a Change in Control Severance Agreement with David S. Zaccardelli, Pharm. D., our Acting Chief Executive Officer, and also entered into an Amended and Restated Change in Control Severance Agreement with each of Mark W. Hahn, our Chief Financial Officer, David W. Oldach, M.D., our Chief Medical Officer, and John D. Bluth, our Executive Vice President, Investor Relations and Corporate Communications. We entered into the severance agreements because, as announced, we are in the process of exploring potential strategic business opportunities to determine the best use of our significant cash resources and clinical programs to deliver value to patients and shareholders through internal and/or potential external opportunities. The severance agreements are intended to provide an incentive to our executive officers to remain with our company before and after any transaction we might pursue. We believe that retaining the knowledge and expertise of our current executive officers, particularly related to solithromycin and our other product candidates and their related clinical trials, is and will be critical to maintaining the value of our company’s assets both while we explore business opportunities and after any such transaction that we might undertake.

The terms of all of the severance agreements are identical other than Dr. Zaccardellli will receive more salary and bonus than the other executive officers in the event of a change in control within 12 months of the execution of the severance agreement, as noted below.

Pursuant to the severance agreement, if the executive officer’s employment is terminated without cause or the executive officer resigns for good reason, but not in connection with a “change in control” of our company (as defined in the severance agreement), then we will pay the executive officer (i) an amount equal to the executive officer’s then-current base salary for a period of 12 months, (ii) a lump sum payment of a pro rata bonus based upon the executive officer’s target bonus amount for the year of termination, and (iii) the executive officer’s COBRA premiums for the lesser of 12 months or until the executive officer becomes eligible for insurance benefits from another employer (we also have the option to pay a lump sum amount equal to such COBRA payments). In addition, at our board’s discretion, all or a portion of the executive officer’s equity grants may become immediately and fully exercisable and/or the exercise period for any of executive officer’s vested options may be extended for 12 months following the termination date (but in no event beyond the original expiration date of any such option).

Pursuant to the severance agreement, if a change in control of our company occurs either within 12 months or after 12 months of the effective date of the severance agreement, and if the executive officer’s employment is terminated without cause or the executive officer resigns for good reason within 12 months of such change in control, then we will pay the executive officer (i) an amount equal to the executive officer’s then-current base salary for a period of 18 months (24 months in the case of Dr. Zaccardelli) (if the change of control occurred after 12 months of the effective date of the severance agreement then the executive receives only 12 months of the executive officer’s then-current base salary), (ii) a lump sum payment of one and one half times the executive officer’s target bonus amount for the year of termination (two times the target bonus in the case of Dr. Zaccardelli) (if the change of control occurred after 12 months of the effective date of the severance agreement then the lump sum payment is in the amount of the executive officer’s target bonus amount for the year of termination), and (iii) the executive officer’s COBRA premiums for the lesser of 18 months (12 months if the change of control occurred after 12 months of the effective date of the severance agreement) or until the executive officer becomes eligible for insurance benefits from another employer (we also have the option to pay a lump sum amount equal to such COBRA payments). In addition, all of the executive officer’s outstanding and unvested stock options and other equity awards would become immediately and fully exercisable and the exercise period for any of the executive officer’s vested options will be extended for 12 months following the termination date (but in no event beyond the original expiration date of any such option). We also will provide the executive officer with outplacement assistance for 18 months after the termination date (12 months if the change of control occurred after 12 months of the effective date of the severance agreement).

Each severance agreement has an initial term of five years and will automatically renew thereafter for additional one-year terms unless we provide the executive officer with notice of nonrenewal at least 90 days prior to the end of the initial five-year term or any additional one-year term, provided that if a change in control occurs during the term then the term will expire on the last day of the twelfth month after the month in which such change in control occurred.

Pursuant to the terms of the severance agreement, each executive officer is subject to non-competition and non-solicitation provisions that apply for a period of 12 months immediately following a termination or cessation of employment for any reason (18 months in the event of severance compensation to be paid in the event of a change in control within 12 months of the effective date of the severance agreement).

The foregoing description of the severance agreements is qualified in its entirety by reference to the full and complete terms contained therein, which are filed as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Change in Control Severance Agreement by and between Cempra, Inc. and David S. Zaccardelli, Pharm.D.

10.2	Form of Amended and Restated Change in Control Severance Agreement by and between Cempra, Inc. and each of Mark W. Hahn, David W. Oldach, M.D. and John D. Bluth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: June 28, 2017	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer